Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2022 Financial Results

NEEDHAM, MA, February 14, 2023 — Tripadvisor, Inc. (Nasdaq: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2022.

“We are pleased with our fourth quarter, which exceeded our expectations and brought to close a strong fiscal 2022 across each of our segments,” said Chief Executive Officer Matt Goldberg. “Our results reflect a combination of continued strength in the travel industry, the value our portfolio provides to travelers and partners, and the focus of our teams. As we enter 2023, we will continue to leverage these strengths while identifying new opportunities to reinforce and accelerate our performance and drive sustainable profitable growth.”

Chief Financial Officer Mike Noonan continued, “In 2022, we delivered solid year-over-year revenue growth of 65% and witnessed a healthy increase in profit margins. Our performance is indicative of our focused execution as we sought to invest in the growth areas of our business while driving operating efficiencies across the Company. As we look to 2023 and beyond, we expect to maintain this approach as we pursue opportunities across our Company’s portfolio.”

Fourth Quarter and Full Year 2022 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2022	2021	% Change	2022	2021	% Change
Total Revenue	$354	$241	47%	$1,492	$902	65%
Tripadvisor Core (1)	$217	$162	34%	$966	$665	45%
Viator	$127	$59	115%	$493	$184	168%
TheFork	$33	$30	10%	$126	$85	48%
Intersegment eliminations (1)	$(23)	$(10)	130%	$(93)	$(32)	191%

GAAP Net Income (Loss)	$(3)	$(29)	(90)%	$20	$(148)	n.m.

Total Adjusted EBITDA (2)	$43	$29	48%	$295	$100	195%
Tripadvisor Core	$61	$49	24%	$345	$177	95%
Viator	$(3)	$(6)	(50)%	$(11)	$(31)	(65)%
TheFork	$(15)	$(14)	7%	$(39)	$(46)	(15)%

Non-GAAP Net Income (Loss) (2)	$24	$(1)	n.m.	$109	$(41)	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(0.02)	$(0.21)	(90)%	$0.14	$(1.08)	n.m.
Non-GAAP (2)	$0.16	$(0.01)	n.m.	$0.75	$(0.30)	n.m.

Cash flow provided by (used in) operating activities	$(40)	$65	n.m.	$400	$108	270%
Free cash flow (2)	$(55)	$51	n.m.	$344	$54	537%

n.m. = not meaningful

(1)
Tripadvisor Core segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Revenue – Q4 2022 total revenue of $354 million increased 47% year-over-year, reaching approximately 106% of the comparable period in 2019 (pre-COVID-19 timeframe), as compared to 72% of the comparable period in 2019 in Q4 2021. For the full year 2022, revenue increased 65% year-over-year to nearly $1.5 billion, and reached approximately 96% of the comparable period in 2019, as compared to 58% of the comparable period in 2019 for full year 2021. Improvement during Q4 2022 and the full year 2022 was primarily driven by increased consumer demand for travel industry related services as travel activity restrictions eased and the travel industry continued to recover, despite the impact of foreign currency fluctuations which we estimate negatively impacted total revenue growth during the fourth quarter and the full year 2022 by approximately 8% and 10%, respectively.

Cost performance – Total operating expenses were $367 million for the fourth quarter, an increase of 36% year-over-year, and approximately $1.39 billion for the full year 2022, an increase of 35% year-over-year, primarily driven by the following:

•
Cost of revenue was $30 million for the fourth quarter, an increase of 50% year-over-year, and $116 million for the full year 2022, an increase of 57% year-over-year, primarily due to increased direct costs from credit card payments and other revenue-related transaction costs in our Viator segment in correlation with the increase in revenue.
•
Selling and marketing costs were $194 million for the fourth quarter, an increase of 54% year-over-year, and $784 million for the full year 2022, an increase of 67% year-over-year, primarily due to an increase in our SEM and other paid online traffic acquisition costs, in addition to other marketing costs, the substantial majority of which was incurred in our Tripadvisor Core and Viator segments, in response to increased consumer travel demand as travel activity restrictions eased and the travel industry continued to recover.
•
Technology and content costs were $60 million for the fourth quarter, an increase of 18% year-over-year, and $222 million for the full year 2022, an increase of 5% year-over-year. The increase during the fourth quarter of 2022 was primarily due to an increase in headcount and contingent staff to support business growth during the travel demand recovery.
•
General and administrative costs were $58 million for the fourth quarter, an increase of 26% year-over-year, and $172 million for the full year 2022, an increase of 3% year-over-year, primarily due to (i) a loss incurred of approximately $8 million during the fourth quarter of 2022 as the Company was the subject of a targeted payment fraud scheme resulting in the Company paying customer refunds to an external party, (ii) an increase in digital service taxes in Europe, and (iii) additional headcount to support business growth during the travel demand recovery. This increase was partially offset by a decrease in stock-based compensation expense and an increase in non-income tax related government assistance benefits related to COVID-19 relief, received from various countries.

Profitability – Q4 2022 consolidated net loss of $3 million improved from a net loss of $29 million in Q4 2021. Full year 2022 consolidated net income of $20 million improved from a net loss of $148 million for the full year 2021. These improvements were primarily driven by an increase in consolidated revenue, partially offset, primarily by an increase in variable marketing costs (i.e., SEM and other online traffic acquisition costs). The increase in our income tax provision for full year 2022, as compared to the full year 2021, was primarily due to the increase in pretax income during full year 2022. Q4 2022 and full year 2022 Adjusted EBITDA of $43 million and $295 million, respectively, improved from Adjusted EBITDA of $29 million and $100 million in Q4 2021 and full year 2021, respectively.

Cash & Liquidity – As of December 31, 2022, the Company had approximately $1.02 billion of cash and cash equivalents, an increase of $298 million from December 31, 2021, driven by an increase in operating cash flows.

Fourth Quarter and Full Year 2022 Revenue by Source

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2022	2021	% Change	2022	2021	% Change
Revenue by Source:
Tripadvisor Core
Tripadvisor-branded hotels	$140	$103	36%	$650	$451	44%
Tripadvisor-branded display and platform	33	29	14%	130	98	33%
Tripadvisor experiences and dining (1)	34	20	70%	134	70	91%
Other	10	10	0%	52	46	13%
Total Tripadvisor Core Revenue	$217	$162	34%	$966	$665	45%

Viator	$127	$59	115%	$493	$184	168%
TheFork	33	30	10%	126	85	48%
Intersegment eliminations (1)	(23)	(10)	130%	(93)	(32)	191%
Total Revenue	$354	$241	47%	$1,492	$902	65%
(1)
Tripadvisor experiences and dining revenue within the Tripadvisor Core segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, February 15, 2023, at 8:30 a.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2022 financial results, which may include forward looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 1 billion reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps.

* Source: SimilarWeb, unique users de-duplicated monthly, January 2023

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$354	$241	$1,492	$902

Costs and expenses:
Cost of revenue (1) (exclusive of depreciation and amortization as shown separately below)	30	20	116	74
Selling and marketing (1)	194	126	784	469
Technology and content (1)	60	51	222	212
General and administrative (1)	58	46	172	167
Depreciation and amortization	25	26	97	111
Total costs and expenses	367	269	1,391	1,033
Operating income (loss)	(13)	(28)	101	(131)
Other income (expense):
Interest expense	(10)	(11)	(44)	(45)
Interest income	8	—	15	1
Other income (expense), net	(1)	(8)	(5)	(10)
Total other income (expense), net	(3)	(19)	(34)	(54)
Income (loss) before income taxes	(16)	(47)	67	(185)
(Provision) benefit for income taxes	13	18	(47)	37
Net income (loss)	$(3)	$(29)	$20	$(148)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.02)	$(0.21)	$0.14	$(1.08)
Diluted	$(0.02)	$(0.21)	$0.14	$(1.08)

Numerator used to compute net income (loss) per share attributable to common stockholders:
Basic	$(3)	$(29)	$20	$(148)
Diluted	$(3)	$(29)	$21	$(148)

Weighted average common shares outstanding:
Basic	141	138	140	137
Diluted	141	138	146	137

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$3	$3	$12	$16
Technology and content	$9	$11	$36	$46
General and administrative	$11	$17	$39	$57

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,021	$723
Accounts receivable and contract assets, net of allowance for credit losses of $28 and $28, respectively	205	142
Income taxes receivable	—	49
Prepaid expenses and other current assets	44	26
Total current assets	1,270	940
Property and equipment, net of accumulated depreciation of $512 and $460, respectively	194	215
Operating lease right-of-use assets	27	42
Intangible assets, net of accumulated amortization of $198 and $202, respectively	51	65
Goodwill	822	843
Non-marketable investments	34	36
Deferred income taxes, net	78	54
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	93	94
TOTAL ASSETS	$2,569	$2,289
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39	$27
Deferred merchant payables	203	113
Deferred revenue	44	36
Accrued expenses and other current liabilities	247	181
Total current liabilities	533	357
Long-term debt	836	833
Finance lease obligation, net of current portion	58	65
Operating lease liabilities, net of current portion	15	29
Deferred income taxes, net	1	1
Other long-term liabilities	265	215
Total Liabilities	1,708	1,500

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 146,891,538 and 144,656,649, respectively
Shares outstanding: 128,046,924 and 125,812,035, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,404	1,326
Retained earnings	261	241
Accumulated other comprehensive income (loss)	(82)	(56)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	861	789
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,569	$2,289

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating activities:
Net income (loss)	$(3)	$(29)	$20	$(148)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25	26	97	111
Stock-based compensation expense	23	31	88	120
Deferred income tax expense (benefit)	(27)	(18)	(19)	(44)
Provision for expected credit losses	3	2	6	3
Other, net	1	8	7	19
Changes in operating assets and liabilities, net	(62)	45	201	47
Net cash provided by (used in) operating activities	(40)	65	400	108

Investing activities:
Capital expenditures, including capitalized website development	(15)	(14)	(56)	(54)
Other investing activities, net	—	1	4	—
Net cash provided by (used in) investing activities	(15)	(13)	(52)	(54)

Financing activities:
Proceeds from issuance of 2026 Senior Notes, net of financing costs	—	—	—	340
Purchase of capped calls in connection with 2026 Senior Notes	—	—	—	(35)
Proceeds from exercise of stock options	—	—	—	8
Payment of withholding taxes on net share settlements of equity awards	(2)	(5)	(20)	(44)
Payments of finance lease obligation and other financing activities, net	(2)	(2)	(7)	(6)
Net cash provided by (used in) financing activities	(4)	(7)	(27)	263
Effect of exchange rate changes on cash, cash equivalents and restricted cash	14	(4)	(23)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(45)	41	298	305
Cash, cash equivalents and restricted cash at beginning of period	1,066	682	723	418
Cash, cash equivalents and restricted cash at end of period	$1,021	$723	$1,021	$723

Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds			$(40)	$5
Cash paid during the period for interest			$40	$43

Tripadvisor, Inc.

Unaudited Segment Information

(in millions, except percentages)

	Three Months Ended		% Change
	December 31, 2022	December 31, 2021	2022 vs. 2021
Revenue:
Tripadvisor Core (1)	$217	$162	34%
Viator	127	59	115%
TheFork	33	30	10%
Intersegment eliminations (1)	(23)	(10)	130%
Total revenue	$354	$241	47%
Adjusted EBITDA:
Tripadvisor Core	$61	$49	24%
Viator	(3)	(6)	(50%)
TheFork	(15)	(14)	7%
Total Adjusted EBITDA (2)	$43	$29	48%
Adjusted EBITDA Margin:
Tripadvisor Core	28%	30%
Viator	(2)%	(10)%
TheFork	(45)%	(47)%
Total Adjusted EBITDA Margin (2)	12%	12%

Net Income (Loss) (3)	$(3)	$(29)
Net Income (Loss) Margin	(1)%	(12)%

	Year ended December 31,		% Change
	2022	2021	2022 vs. 2021
Revenue:
Tripadvisor Core (1)	$966	$665	45%
Viator	493	184	168%
TheFork	126	85	48%
Intersegment eliminations (1)	(93)	(32)	191%
Total revenue	$1,492	$902	65%
Adjusted EBITDA:
Tripadvisor Core	$345	$177	95%
Viator	(11)	(31)	(65%)
TheFork	(39)	(46)	(15%)
Total Adjusted EBITDA (2)	$295	$100	195%
Adjusted EBITDA Margin:
Tripadvisor Core	36%	27%
Viator	(2)%	(17)%
TheFork	(31)%	(54)%
Total Adjusted EBITDA Margin (2)	20%	11%

Net Income (Loss) (3)	$20	$(148)
Net Income (Loss) Margin	1%	(16)%

(1)
Tripadvisor Core segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)
This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, and free cash flow, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;

•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange impact on cash, or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency volatility is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2022	December 31, 2021	December 31, 2020
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(3)	$(29)	$(73)	$20	$(148)	$(289)
Add: Provision (benefit) for income taxes	(13)	(18)	(31)	47	(37)	(80)
Add: Other expense (income), net	3	19	12	34	54	40
Add: Depreciation and amortization	25	26	31	97	111	125
Add: Stock-based compensation expense	23	31	29	88	120	109
Add: Impairment of goodwill	—	—	—	—	—	3
Add: Legal reserves and settlements	—	—	—	1	—	—
Add: Restructuring and other related reorganization costs	—	—	(1)	—	—	41
Add: Non-recurring expenses (income) (1)	8	—	—	8	—	—
Adjusted EBITDA (Non-GAAP)	$43	$29	$(33)	$295	$100	$(51)

Revenue (GAAP)	$354	$241	$116	$1,492	$902	$604

Net Income (loss) margin (GAAP)	(1%)	(12%)	(63%)	1%	(16)%	(48)%
Adjusted EBITDA margin (Non-GAAP) (2)	12%	12%	(28%)	20%	11%	(8%)

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$(3)	$(29)		$20	$(148)
Add: Stock-based compensation expense	23	31		88	120
Add: Legal reserves and settlements	—	—		1	—
Add: Non-recurring expenses (income) (1)	8	—		8	—
Add: Amortization of intangible assets	4	4		13	20
Add: (Gain)/Loss on investment	(1)	(1)		(3)	(3)
Subtract: Income tax effect of Non-GAAP adjustments (3)	7	6		18	30
Non-GAAP net income (loss)	$24	$(1)		$109	$(41)
Interest expense on 2026 Senior Notes, net of tax (4)	—	—		1	—
Numerator used to compute Non-GAAP net income (loss) per diluted share	$24	$(1)		$110	$(41)

GAAP diluted shares (5)	146	138		146	137

GAAP Net Income (loss) per diluted share	$(0.02)	$(0.21)		$0.14	$(1.08)
Non-GAAP net income (loss) per diluted share (6)	$0.16	$(0.01)		$0.75	$(0.30)

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(40)	$65		$400	$108
Subtract: Capital expenditures	15	14		56	54
Free cash flow (Non-GAAP)	$(55)	$51		$344	$54

(1)
The Company incurred a loss of approximately $8 million during the fourth quarter of 2022 as the result of a targeted payment fraud scheme by an external party. The Company considers such costs to be non-recurring in nature. To the extent the Company recovers any losses in future periods related to this incident, the Company plans to reduce Adjusted EBITDA and non-GAAP net income (loss) by the recovery amount in the period of recovery.
(2)
Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax provision (benefit) for the periods presented.
(4)
In the year ended December 31, 2022, interest expense on our 2026 Senior Notes, net of tax, are added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for the three months ended December 31, 2022.
(5)
Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months December 31, 2022; solely in order to calculate Non-GAAP net income diluted EPS for the three months ended December 31, 2022.
(6)
Tripadvisor defines “non-GAAP net income (loss) per diluted share” as non-GAAP net income (loss) divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

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Media

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